SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ------------------


                          Date of Report: June 2, 2003

                             CARCORP USA CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     333-73286                  26-0003788
          --------                     ---------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


5550 BEE RIDGE ROAD, SUITE E-3 SARASOTA, FLORIDA                    34233
------------------------------------------------                    -----
(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:             (941) 343-9966
                                                                --------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On June 2, 2003, Carcorp USA Corporation, a Delaware corporation ("CARCORP") completed its merger (the "MERGER") with Elite Flight Solutions, Inc., a Nevada corporation ("ELITE FLIGHT"). Pursuant to the Share Exchange Agreement, dated February 4, 2003, as amended, among Carcorp, Elite Flight and the shareholders of Elite Flight (the "SHAREHOLDERS"), Elite Flight was merged with and into Carcorp, with Carcorp being the surviving corporation and continuing its existence under the laws of the State of Delaware. By virtue of the Merger, the 184,050,000 issued and outstanding shares of Elite Flight owned by the Shareholders were automatically canceled and the Shareholders will receive 105,759,297 shares of Carcorp common stock (the "MERGER CONSIDERATION"). The Merger Consideration will be paid to the Shareholders in two (2) traunches. On the date of closing, the Shareholders received 23,502,066 shares of Carcorp common stock. The remaining balance of 82,257,231 shares of Carcorp common stock will be issued to the Shareholders subsequent to an increase in the authorized Carcorp common stock pursuant to an amendment to the Certificate of Incorporation of Carcorp.


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

      Effective June 2, 2003, Michael DeMeo resigned as an officer and director of Carcorp.


ITEM 7.  EXHIBITS


Exhibit 99.1 Share Exchange Agreement, dated February 4, 2003, by and among Carcorp USA Corporation, Elite Flight Solutions, Inc. and the shareholders of Elite Flight Solutions, Inc.

Exhibit 99.2 Amendment to Share Exchange Agreement, dated May 30, 2003 by and among Carcorp USA Corporation, Elite Flight Solutions, Inc. and the shareholders of Elite Flight Solutions, Inc.

Exhibit 99.3 Plan of Merger, dated May 30, 2003 by and between Carcorp USA Corporation and Elite Flight Solutions, Inc.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CARCORP USA CORPORATION



Date:  June 5, 2003                        By: /S/ GREGORY LOVE
                                               ----------------
                                           Name:    Gregory Love
                                           Its:     President